TOUCHSTONE VARIABLE SERIES TRUST
Amendment to Amended and Restated Agreement and
Declaration of Trust -

Establishment and Designation of Classes - Class SC and Class I

April 22, 2019
The undersigned, being a majority of the Trustees of Touchstone Variable Series Trust (the “Trust”), acting pursuant to Article III, Section 3.9 of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated November 21, 2002, as amended (the “Declaration”), do hereby take the following action and consent to the adoption of the following votes, with the same force and effect as actions duly taken and votes duly adopted at a meeting of the Board of Trustees of the Trust, duly called and held at which a quorum was present and acting throughout:
WHEREAS, the Board of Trustees then in office, acting pursuant to Article V of the Trust’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration”) has previously established and designated Touchstone Common Stock Fund and Touchstone Bond Fund as series of the Trust.

RESOLVED, that pursuant to Article V of the Declaration, the currently outstanding Shares of each of the Touchstone Common Stock Fund and Touchstone Bond Fund are hereby redesignated “Class I”;

FURTHER RESOLVED, that pursuant to Article V of the Declaration, an additional class of Shares of each of the Touchstone Common Stock Fund and Touchstone Bond Fund is hereby established and designated “Class SC”, each with an unlimited number of Shares;

FURTHER RESOLVED, that each Share of each of the Touchstone Common Stock Fund and Touchstone Bond Fund (each a “Fund”) and each class thereof is entitled to all the rights and preferences accorded to Shares under the Declaration;

FURTHER RESOLVED, that the number of authorized Shares of each Fund and Class I and Class SC Shares of each Fund is unlimited;

FURTHER RESOLVED, that the relative rights and preferences of each of the Class I and Class SC Shares of each a Fund, including right of redemption and price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several series (or classes) of the Trust shall have separate voting rights or no voting rights, are as described in the prospectus and statement of additional information contained in the Trust’s registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Funds, as the same may be amended and supplemented from time to time (the “Prospectus”);

FURTHER RESOLVED, that all Shares of each Fund shall be of equal rank and have the same power, preferences and rights, except for such differences among such classes as the

Trustees have from time to time determined in accordance with the Declaration and as are set forth from time to time in the Prospectus pertaining to the offering of such class or classes;

FURTHER RESOLVED, that this instrument shall constitute an amendment to the Declaration, in accordance with Article V, Section 5.11 thereof, and shall be effective as of the date first written above;

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to file or cause to be filed such amendment with the Office of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston; and

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take any and all actions and steps, to approve, authorize, execute, and make any and all filings, and to execute any and all documents and instruments, as they or any one of them in their sole discretion deem necessary and appropriate to carry out the foregoing.

Capitalized terms used but not defined herein have the meanings assigned to them in the Declaration.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above and direct that such instrument be filed with the records of the meetings of the Board of Trustees of the Trust. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document:

/s/Phillip R. Cox	/s/Jill T. McGruder
Phillip R. Cox	Jill T. McGruder

/s/William C. Gale	/s/Kevin A. Robie
William C. Gale	Kevin A. Robie

/s/Edward J. VonderBrink
Susan J. Hickenlooper	Edward J. VonderBrink

3